Exhibit 32.1

Certification pursuant to 18 U.S.C. 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley act of 2002

In connection with the accompanying Form 10-QSB of ZAP for the six months ended June 30, 2005, Steven M. Schneider, Director and Chief Executive Officer of ZAP, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	such Form 10QSB of ZAP for the six months ended June 30, 2005, fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange of 1934; and

(2)	the information contained in such Form 10-QSB of ZAP for the six months ended June 30, 2005, fairly presents, in all material respects, the financial condition and results of operations of ZAP .

Date: August 12, 2005	By:	/s/ Steve Schneider
Steve Schneider
Director and Chief Executive Officer